Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

PRELIMINARY TERM SHEET

RWT Holdings, Inc.

Sponsor

Redwood Residential Acquisition Corporation

Seller

Sequoia Residential Funding, Inc.

Depositor

Sequoia Mortgage Trust 2012-3

Issuing Entity

$289,039,000 (Approximate)

Preliminary Term Sheet

June 19, 2012

Christiana Trust, a division of Wilmington Savings Fund Society, FSB

Trustee

Wells Fargo Bank, N.A.

Master Servicer and Securities Administrator

Barclays Capital Inc.

Underwriter and Lead Manager and Sole Bookrunner

     This is an indicative Term Sheet. All terms and statements are subject to change.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

The depositor has filed a registration statement (including a prospectus and a form of prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and a form of prospectus supplement in that registration statement and other documents the depositor has filed with the SEC for important information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

The registration statement to which this offering relates is Commission File Numbers 333-179292 and 333-179292-01. This free writing prospectus is not required to, and does not, contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The investment described in this free writing prospectus is a structured financial product. These securities are complex instruments intended for sale only to sophisticated investors who understand and assume the risks involved with the purchase thereof. The risks associated with the securities may significantly reduce an investor's expected yield and expected return of principal, and/or reduce an investor's ability to sell or obtain market value information about the securities. Investors should independently evaluate the risks associated with the securities and consult their own professional advisors. These risks may include, but may not be limited to:

•	The performance of the collateral may be correlated to economic or other factors that may diminish the value of the securities.

•	The performance of the collateral and the value of the securities may be largely dependent on the quality of the origination and servicing of the collateral.

•	Ratings issued on the securities by rating agencies may fail to predict the risks associated with the securities, and may be reduced or withdrawn by the rating agencies without warning.

•	The value of the securities may be diminished by market conditions unrelated to the performance of the securities.

None of the issuing entity, the depositor, or any of its affiliates prepared, provided, approved, or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity, the depositor, or its affiliates.

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

TERM SHEET

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached stating that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) the issuing entity, the depositor or the underwriter makes no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly are confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

TERM SHEET

Offered Certificates: $289,039,000 (Approximate)

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings (Fitch/KBRA/ Moody’s)	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
A-1	172,158,000	AAAsf/AAA(sf)/Aaa(sf)	3.500 (2)	4.91	7/12-2/34	7.30%	$100,000	Senior
A-2	100,000,000	AAAsf/AAA(sf)/Aaa(sf)	3.000 (3)	4.91	7/12-2/34	7.30%	$100,000	Senior
A-IO1(4)	272,158,000	AAAsf/AAA(sf)/Aaa(sf)	0.687(6)	N/A	N/A	N/A	100%	Notional/ Senior
A-IO2(5)	100,000,000	AAAsf/AAA(sf)/Aaa(sf)	0.500(7)	N/A	N/A	N/A	$1,000,000	Notional/ Senior
B-1	9,248,000	AAsf/NR/NR	4.187(8)	9.06	7/12-9/27	4.15%	$100,000	Subordinate
B-2	5,137,000	Asf/NR/NR	4.187(8)	9.06	7/12-9/27	2.40%	$100,000	Subordinate
B-3	2,496,000	BBBsf/NR/NR	4.187(8)	9.08	7/12-2/34	1.55%	$100,000	Subordinate

Non-Offered Certificates

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings (Fitch/KBRA/ Moody’s)	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
B-4	1,468,000	BBsf/NR/NR	4.187(8)					Subordinate
B-5	3,083,498	NR/NR/NR	4.187(8)	Not Offered Hereby				Subordinate
R	0	NR/NR/NR	N/A					Residual
LT-R	0	NR/NR/NR	N/A					Residual

Information is preliminary and subject to final collateral and legal review. The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the final collateral. Investors should rely on the information contained in the final prospectus supplement.

(1)	The principal amounts and notional amounts presented in this term sheet are approximate and subject to a +/- 5% variance. Weighted average lives and principal windows with respect to the Offered Certificates assume prepayments occur at the pricing speed of 15% CPR, calculated from the Expected Investor Settlement Date, assuming the Offered Certificates pay on the 25th of the each month beginning in July 2012 and the clean-up call is not exercised.
(2)	The interest rate on the Class A-1 Certificates will be an annual rate equal to the lesser of (i) 3.50% and (ii) the Net WAC for such distribution date.
(3)	The interest rate on the Class A-2 Certificates will be an annual rate equal to the lesser of (i) 3.00% and (ii) the excess, if any, of the Net WAC over the Class A-IO2 interest rate for such distribution date.
(4)	Notional amount. The Class A-IO1 Certificates will not be entitled to distributions of principal. The Class A-IO1 Certificates will accrue interest on a notional amount equal to the aggregate class principal amount of the Class A-1 and Class A-2 Certificates immediately prior to such distribution date.
(5)	Notional amount. The Class A-IO2 Certificates will not be entitled to distributions of principal. The Class A-IO2 Certificates will accrue interest on a notional amount equal to the class principal amount of the Class A-2 Certificates immediately prior to such distribution date.
(6)	The interest rate on the Class A-IO1 Certificates will be an annual rate equal to the excess, if any, of the Net WAC over 3.50%.
(7)	The interest rate on the Class A-IO2 Certificates will be an annual rate equal to 0.50%.
(8)	Net WAC. Net WAC is an annual rate equal to the weighted average of the net mortgage rates of the mortgage loans during the applicable period.

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

TERM SHEET

Issuer	Sequoia Mortgage Trust 2012-3

Title of Series	Sequoia Mortgage Pass-Through Certificates, Series 2012-3

Sponsor	RWT Holdings, Inc.

Seller	Redwood Residential Acquisition Corporation

Depositor	Sequoia Residential Funding, Inc.

Trustee	Christiana Trust, a division of Wilmington Savings Fund Society, FSB

Securities Administrator, Paying Agent, Certificate Registrar, and Authenticating Agent	Wells Fargo Bank, N.A.

Servicing Administrator	With respect to the mortgage loans serviced by Cenlar FSB, Redwood Residential Acquisition Corporation.

Master Servicer	Wells Fargo Bank, N.A.

Servicers

Cenlar FSB, approximately 56.8%; First Republic Bank, approximately 38.0%; PHH Mortgage Corporation, approximately 5.2%.

Redwood Residential Acquisition Corporation will act as Servicing Administrator with respect to the mortgage loans serviced by Cenlar FSB.

Originators	First Republic Bank, approximately 38.0%; PrimeLending, a PlainsCapital Company, approximately 16.8%; United Shore Financial Services, LLC, approximately 9.8%; Flagstar Capital Markets Corporation, approximately 9.3%; PHH Mortgage Corporation, approximately 5.2%. The remainder of the mortgage loans were originated by various mortgage lending institutions, each of which originated less than 5% of the mortgage loans.

Custodian	Wells Fargo Bank, N.A.

Controlling Holder	At any time, the holder of the majority of the Class Principal Amount of the Class B-5 Certificates or, if the Class Principal Amount of the Class B-5 Certificates is zero, the holder of the majority of the Class Principal Amount of the Class B-4 Certificates. If the Class Principal Amount of the Class B-4 Certificates is zero, then there is no longer a Controlling Holder.

Ratings

In preparing for the offering, the sponsor engaged Fitch (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”), Moody’s Investors Service (“Moody’s”) and Standard & Poor’s Ratings Group (“S&P”) to rate the Offered Certificates. Accordingly, the sponsor executed an engagement letter with Fitch, KBRA, Moody’s and S&P setting forth the terms on which each of Fitch, KBRA, Moody’s and S&P would provide such ratings.

Fitch, KBRA and Moody’s will rate one or more classes of the Offered Certificates.  It is expected that the Class A-1, Class A-2, Class A-IO1 and Class A-IO2 Certificates will be assigned the credit ratings from Fitch, KBRA and Moody’s on page 4 of this Term Sheet and the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates will be assigned the credit ratings from Fitch on page 4 of this Term Sheet.

With respect to S&P, the sponsor subsequently terminated its engagement letter because the sponsor disagreed with S&P’s preliminary assessment of the

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

TERM SHEET

risks attributable to the mortgage loans. S&P’s preliminary assessment of the risks attributable to the mortgage loans contributed to a preliminary determination by S&P that the initial subordination level needed to support the AAA-rated Offered Certificates would be approximately 7.50%.

Cut-off Date	The close of business on June 1, 2012.

Expected Closing Date	On or about June 27, 2012.

Expected Investor Settlement Date	On or about June 27, 2012.

Distribution Dates	The 25th day of each month or if not a business day, the next succeeding business day, commencing in July 2012.

Accrual Period	For each Distribution Date, the calendar month preceding such Distribution Date, calculated on a 30/360 basis.

Residual Certificates	The Class R Certificates and Class LT-R Certificates.

Senior Certificates	The Class A-1, Class A-2, Class A-IO1 and Class A-IO2 Certificates.

Subordinate Certificates	The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

Offered Certificates	The Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class B-1, Class B-2 and Class B-3 Certificates will be offered.

Non-offered Certificates	The Class B-4, Class B-5, Class R and Class LT-R Certificates will not be offered.

The Mortgage Loans

331 fixed rate mortgage loans. All of the mortgage loans have an original term to maturity of 30 years. Fifteen mortgage loans (representing approximately 5.17% of the mortgage pool) are interest-only mortgage loans, providing for payments of interest at the related mortgage rate, but no payments of principal, for a period of ten years following their origination.

All of the mortgage loans are secured by first liens on one- to four-family residential properties, condominiums, cooperative units and planned unit developments.

Approximately 37.40% of the mortgage loans require prepayment charges if, during the first two, first three or first five years, as applicable, after the origination of the mortgage loan, either (a) the mortgage loan is prepaid in full or (b) the total of all prepayments during any twelve month period exceeds twenty percent (20%) of the original principal balance of the mortgage loan. The amount of the prepayment charge is equal to the lesser of (i) a range of one-half percent to one percent (0.5%-1%) of the sum of the principal balance after the prepayment and the amount by which the prepayment exceeds the allowable prepayment of twenty percent (20%) of the original principal balance or (ii) six months’ advance interest on the amount prepaid that exceeds the allowable twenty percent of the original principal balance, calculated at the interest rate in effect on the date of prepayment. Prepayment charges will not be allocable to certificateholders.

Fees and Expenses	Before distributions are made on the certificates, a monthly fee calculated as 0.25% annually on the principal balance of the related mortgage loans will be paid to the Servicers, provided that in the case of mortgage loans serviced by Cenlar FSB, such fee will be allocated between Cenlar FSB and the Servicing

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

TERM SHEET

Administrator. The Master Servicer will be paid a monthly fee calculated as 0.0285% annually on the principal balance of the mortgage loans. The servicing, master servicing and servicing administrator fees will be deducted by each Servicer and the Master Servicer from interest collections, including liquidation proceeds and other proceeds from the mortgage loans, prior to remittance of funds to certificateholders. The Securities Administrator will be entitled to income earned on amounts on deposit in the distribution account. The Master Servicer will pay the fees of the Trustee, the Custodian and the Securities Administrator. The Master Servicer, the Securities Administrator, the Trustee and the Custodian will also be entitled to reimbursement of certain expenses from the issuing entity before payments are made on the certificates, subject to an aggregate annual cap of $300,000; provided that, in no event will the aggregate amount reimbursable to the Trustee exceed $100,000 annually.

Structure	Senior/subordinate, shifting interest.

Credit Enhancement	Credit enhancement for the Senior Certificates will be provided by a senior/subordinate, shifting interest structure. The Subordinate Certificates are subordinate to, and provide credit enhancement for, the Senior Certificates.

Certificates	Ratings Fitch/KBRA/Moody’s	Bond Size	Initial Subordination
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	58.64%	7.30%
Class A-2	AAAsf/AAA(sf)/Aaa(sf)	34.06%	7.30%
Class B-1	AAsf/NR/NR	3.15%	4.15%
Class B-2	Asf/NR/NR	1.75%	2.40%
Class B-3	BBBsf/NR/NR	0.85%	1.55%

Monthly Advances

The Servicers are generally obligated to advance delinquent payments of principal and interest (to the extent such advances are deemed recoverable), provided that for the mortgage loans serviced by Cenlar FSB, these advances will be funded by the Servicing Administrator. The Servicers (other than Cenlar FSB) and the Servicing Administrator will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

The Master Servicer, as successor servicer, will be obligated to make any required advance if a Servicer (other than Cenlar FSB) or the Servicing Administrator fails in its obligation to fund a required advance. The Master Servicer, the Servicers and the Servicing Administrator will be entitled to be reimbursed for any such advances from future payments and collections with respect to the mortgage loans for which they funded any such advances.

Compensating Interest	Each Servicer (other than Cenlar FSB) and the Servicing Administrator will provide compensating interest for prepayment interest shortfalls that result from a borrower prepaying a mortgage loan in full or in part up to the amount of such Servicer’s servicing fee (or in the case of the Servicing Administrator, up to the aggregate amount of Cenlar FSB’s servicing fee and the Servicing Administrator’s fee) for the related month. If a Servicer (other than Cenlar

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

TERM SHEET

FSB) or the Servicing Administrator fails to make a required payment in respect of such shortfalls, the Master Servicer will be obligated to pay any such shortfall, but only to the extent of the master servicing fee.

Reimbursements of Modified Loans	The Servicers (other than Cenlar FSB) and the Servicing Administrator may be entitled to be reimbursed for advances, if any, at the time of modification of any mortgage loan from collections with respect to other mortgage loans.

Class Principal Amount	For each class of certificates on any Distribution Date, an amount equal to the aggregate Certificate Principal Amounts of the certificates of that class immediately prior to such Distribution Date.

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

TERM SHEET

Certificate Principal Amount	For any certificate (other than the Class A-IO1, Class A-IO2, Class R and Class LT-R Certificates), at the time of determination, the maximum specified dollar amount of principal to which the holder of the certificate is then entitled, that amount being equal to the initial principal amount set forth on the face of the certificate, as reduced by the amount of all principal distributions previously made with respect to that certificate, the principal portion of any Realized Losses previously allocated to that certificate and any Certificate Writedown Amount previously allocated to that certificate; provided, however, that on any Distribution Date on which a subsequent recovery is distributed, the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss amount has been applied will be increased, sequentially in order of seniority, by an amount equal to the lesser of (i) the principal portion of any Realized Loss amount previously allocated to that certificate to the extent not previously recovered and (ii) the principal portion of any subsequent recovery allocable to such certificate, after application (for this purpose) to more senior classes of certificates, and provided further that on any Distribution Date on which the aggregate stated principal balance of the mortgage loans exceeds the aggregate of the Certificate Principal Amounts of the certificates, such excess will be allocated to increase the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss has been previously allocated, sequentially in order of seniority, up to the principal amount of such Realized Loss to the extent not previously recovered.

Certificate Writedown Amount	The amount by which the aggregate Certificate Principal Amount of all the certificates (other than the Class A-IO1, Class A-IO2, Class R and Class LT-R Certificates) on any Distribution Date (after giving effect to distributions of principal and allocations of Realized Losses on that Distribution Date) exceeds the aggregate stated principal balance of the mortgage loans for the Distribution Date.

Senior Percentage (Senior %)	For any Distribution Date and the Class A-1 and Class A-2 Certificates, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Class A-1 and Class A-2 Certificates prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date and the denominator of which is the aggregate stated principal balance of the mortgage loans as of the preceding Distribution Date. The initial Senior Percentage will be approximately 92.70%.

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

TERM SHEET

Senior Prepayment Percentage	For any Distribution Date, the following:

Distribution Date occurring in the period	Senior Prepayment Percentage
July 2012-June 2017	100%
July 2017-June 2018	the Senior % plus 70% of the Subordinate %
July 2018-June 2019	the Senior % plus 60% of the Subordinate %
July 2019-June 2020	the Senior % plus 40% of the Subordinate %
July 2020-June 2021	the Senior % plus 20% of the Subordinate %
July 2021 and thereafter	the Senior %

provided, however, that there will be no reduction in the Senior Prepayment Percentage on any Distribution Date unless the Step-Down Test is satisfied; and provided further, that if on any distribution date on or after the Distribution Date in July 2017, the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for that Distribution Date will again equal 100%.

If on any Distribution Date the allocation to the Senior Certificates then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the aggregate of the Class Principal Amounts of those certificates to below zero, the Senior Prepayment Percentage for that Distribution Date will be limited to the percentage necessary to reduce that Class Principal Amount to zero.

Subordinate Percentage (Subordinate %)	For any Distribution Date, the excess of 100% over the Senior Percentage on that Distribution Date. The initial Subordinate Percentage will be approximately 7.30%.

Subordinate Prepayment Percentage	For any Distribution Date, the excess of 100% over the Senior Prepayment Percentage on that Distribution Date.

Class Subordination Percentage	For any Distribution Date and each class of Subordinate Certificates, an amount equal to a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date and the denominator of which is the aggregate of the Class Principal Amounts of all classes of certificates (other than the Class A-IO1, Class A-IO2, Class R and Class LT-R Certificates) prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that Distribution Date.

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

TERM SHEET

Step-Down Test

As to any Distribution Date, the test that will be satisfied if both of the following conditions are met: first, the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, REO Property or bankruptcy status) and any mortgage loans subject to a servicing modification within the 12 months prior to that Distribution Date, averaged over the preceding six-month period, as a percentage of the aggregate Class Principal Amount on such Distribution Date (without giving effect to any payments on such Distribution Date) of the Subordinate Certificates, does not equal or exceed 50%; and second, cumulative Realized Losses on the mortgage loans plus, with respect to any mortgage loans that have been the subject of a servicing modification, any interest due on such mortgage loans that has been written off by the servicer, do not exceed:

Distribution Date occurring in the period	Cumulative Realized Losses as a % of the original Aggregate Subordinate Class Principal Amounts
July 2017 - June 2018	30%
July 2018 - June 2019	35%
July 2019 - June 2020	40%
July 2020 - June 2021	45%
July 2021 and thereafter	50%

Realized Loss

An amount equal to:

(a) with respect to each liquidated mortgage loan, an amount (not less than zero or more than the stated principal balance of the mortgage loan plus accrued interest) as of the date of such liquidation, equal to (i) the unpaid principal balance of the liquidated mortgage loan as of the date of such liquidation, plus (ii) interest at the net mortgage rate from the due date as to which interest was last paid by the borrower up to the due date in the month in which liquidation proceeds are required to be distributed on the stated principal balance of such liquidated mortgage loan from time to time, minus (iii) the net liquidation proceeds received during the month in which such liquidation occurred, to the extent not previously applied as recoveries of interest at the net mortgage rate and to principal of the liquidated mortgage loan,

(b) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related mortgaged property

(c) with respect to a mortgage loan that has been the subject of a servicing modification, any principal due on the mortgage loan that has been written off by the servicer and any principal forbearance amount,

or

(d) with respect to each class of certificates, the amount by which the related Class Principal Amount is reduced as a result of clauses (a), (b) or (c) above.

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

TERM SHEET

Payment Priority

On each Distribution Date, the Available Distribution Amount in respect of the mortgage loans will be distributed in the following order of priority:

First, to the Class A-1, Class A-2, Class A-IO1 and Class A-IO2 Certificates, pro rata, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods;

Second, to the Class A-1 and Class A-2 Certificates, the Senior Principal Distribution Amount, pro rata in accordance with their respective Class Principal Amounts;

Third, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods, and then such class’s pro rata share (based on the Class Principal Amount of each class entitled thereto) of the Subordinate Principal Distribution Amount until the Class Principal Amount for such class has been reduced to zero, with both interest and principal being paid to one class before any payments are made to the next class.

Notwithstanding the above, on any Distribution Date on which the aggregate of the Class Principal Amounts of the Subordinate Certificates has been reduced to zero, the Senior Principal Distribution Amount will be distributed to the Class A-1 and Class A-2 Certificates, pro rata in accordance with their respective Class Principal Amounts.

Interest Distribution Amount	For each class of certificates on any Distribution Date, the current interest for that class on that Distribution Date as reduced by each such class’s share of Net Interest Shortfalls, which will be allocated to each class on a pro rata basis based on the amount of current interest payable to each such class.

Net Interest Shortfall	For any Distribution Date, the sum of (i) any Net Prepayment Interest Shortfalls for that Distribution Date and (ii) the amount of interest which would otherwise have been received with respect to any mortgage loan that was subject to a reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state or local law.

Net Prepayment Interest Shortfall	For any Distribution Date, the amount by which a prepayment interest shortfall for the related due period exceeds the amount that a Servicer (other than Cenlar FSB), the Servicing Administrator and the Master Servicer are obligated to remit to cover such shortfall for such due date.

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

TERM SHEET

Senior Principal Distribution Amount

On each Distribution Date, the Available Distribution Amount remaining after payment of interest with respect to the Senior Certificates, up to the amount of the Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal to the Class A-1 and Class A-2 Certificates.

The “Senior Principal Distribution Amount” for any Distribution Date will equal the sum of:

(1)	the product of (a) the Senior Percentage and (b) the principal portion of the scheduled payment due on each mortgage loan in the mortgage pool on the related due date, whether or not received;

(2)	the product of (a) the Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related prepayment period; (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related prepayment period) representing or allocable to recoveries of principal of the mortgage loans received during the related prepayment period; (iii) the principal portion of the purchase price of each mortgage loan purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

(3)	with respect to each mortgage loan that became a liquidated mortgage loan during the related prepayment period, the lesser of (a) the net liquidation proceeds allocable to principal and (b) the product of (i) the Senior Prepayment Percentage for that Distribution Date and (ii) the remaining principal balance of the mortgage loan at the time of liquidation; and

(4)	any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Senior Certificates from prior Distribution Dates.

If on any Distribution Date the allocation to the Class A-1 and Class A-2 Certificates of the Senior Principal Distribution Amount would reduce the aggregate Class Principal Amount of such certificates below zero, the distribution to such class of certificates of the Senior Principal Distribution Amount of those amounts for that Distribution Date will be limited to the amount necessary to reduce the aggregate Class Principal Amount of the Class A-1 and Class A-2 Certificates to zero.

In addition, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.25% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

TERM SHEET

Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero, until the aggregate Class Principal Amount of the Class A-1 and Class A-2 Certificates is reduced to zero.

In addition, until the aggregate Class Principal Amount of the Class A-1 and Class A-2 Certificates is reduced to zero, if on any Distribution Date, the Subordinate Percentage for such Distribution Date is less than 7.30%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Subordinate Principal Distribution Amount

The Subordinate Principal Distribution Amount for each Distribution Date is equal to the sum of:

(1) the product of (a) the Subordinate Percentage and (b) the principal portion of each related scheduled payment on each mortgage loan due during the related due period, whether or not received;

(2) the product of (a) the Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related prepayment period, (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related prepayment period), representing or allocable to recoveries of principal of mortgage loans received during the related prepayment period; (iii) the principal portion of the purchase price of each mortgage loan that was purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

(3) with respect to unscheduled recoveries allocable to principal of any mortgage loan that was finally liquidated during the related prepayment period, the related net liquidation proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount); and

(4) any amounts described in clauses (1) through (3) above for any previous Distribution Date that remain unpaid.

Notwithstanding the above, with respect to any class of Subordinate Certificates (other than the Class B-1 Certificates), if on any Distribution Date the sum of the Class Subordination Percentage of such class and the aggregate Class Subordination Percentages of all classes of Subordinate Certificates which have a lower payment priority than that class is less than the Applicable Credit Support Percentage, no distribution of principal will be made to any such classes on that Distribution Date. Instead, the Subordinate Principal Distribution Amount on that Distribution Date will be allocated among the more senior classes of subordinate certificates, pro rata, based on their

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

TERM SHEET

respective Class Principal Amounts.

Notwithstanding the above, with respect to each class of Subordinate Certificates (other than the Class B-1 Certificates) if on any Distribution Date the Class Principal Amount of that class and the aggregate of the Class Principal Amounts of all classes of Subordinate Certificates which have a lower payment priority than that class is less than or equal to 1.25% of the stated principal balance of the mortgage loans as of the closing date, the portion of the Subordinate Principal Distribution Amount otherwise distributable to such class or classes on such Distribution Date and each succeeding Distribution Date will be allocated among the Subordinate Certificates with a higher payment priority then entitled to principal, pro rata, based on their respective Class Principal Amounts and any remaining Subordinate Principal Distribution Amount will be included in the Senior Principal Distribution Amount for such Distribution Date.

In addition, until the aggregate Class Principal Amount of the Class A-1 and Class A-2 Certificates is reduced to zero, if on any Distribution Date the Subordinate Percentage for such Distribution Date is less than 7.30%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the mortgage loans distributed on that Distribution Date and the Subordinate Principal Distribution Amount will be zero.

In addition, until the aggregate Class Principal Amount of the Class A-1 and Class A-2 Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.25% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Available Distribution Amount

With respect to any Distribution Date, the sum of the following amounts with respect to the mortgage loans: (i) all scheduled payments of interest (net of the servicing fees, the servicing administrator fee and the master servicing fee) and principal due during the related due period, together with any advances in respect thereof; (ii) insurance proceeds received during the related prepayment period; (iii) liquidation proceeds received during the related prepayment period (net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed monthly advances and servicing advances, if any); (iv) subsequent recoveries received during the related prepayment period; (v) all partial or full prepayments of principal, together with any accrued interest thereon, identified as having been received on the mortgage loans during the related prepayment period, plus any amounts received from the related servicer (other than Cenlar FSB), the Servicing Administrator or the Master Servicer in respect of prepayment interest shortfalls on such mortgage loans; (vi) amounts received with respect to such Distribution Date as the Substitution Amount and the purchase price in respect of a deleted mortgage loan or a mortgage loan purchased by an originator or the seller as of such Distribution Date as a result of a breach of a representation or warranty; and (vii) the purchase price paid by the party exercising its right to purchase the mortgage loans and terminate the trust fund, if applicable;

Minus

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

TERM SHEET

(i) amounts applied to reimburse monthly advances and servicing advances previously funded and all charges and other amounts as to which the Servicers are entitled to be reimbursed pursuant to the servicing agreements; (ii) amounts applied to reimburse monthly advances and servicing advances previously funded as to which the Master Servicer or Servicing Administrator is entitled to be reimbursed pursuant to the pooling and servicing agreement or with respect to the Servicing Administrator, the Cenlar FSB servicing agreement; and (iii) an amount equal to all charges and other amounts payable or reimbursable (other than the master servicing fee) to the Master Servicer, the Securities Administrator and the Trustee under the pooling and servicing agreement and the Custodian under the custodial agreement (subject to an aggregate maximum amount of $300,000 annually to be paid to such parties collectively and a maximum amount of $100,000 annually to be paid to the Trustee).

Applicable Credit Support Percentage	For each class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of Subordinate Certificates having lower payment priorities than that class. The approximate original Applicable Credit Support Percentages for each class of Subordinate Certificates on the date of issuance of such certificates are expected to be as follows:

Class	Approximate Applicable Credit Support Percentage
B-1	7.30%
B-2	4.15%
B-3	2.40%
B-4	1.55%
B-5	1.05%

Allocation of Realized Losses

If a Realized Loss occurs on the mortgage loans (including a servicing modification resulting in a reduction of the outstanding principal amount of such mortgage loan or a principal forbearance), then, on each Distribution Date, the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-5 Certificates while those certificates are outstanding, then to the Class B-4 Certificates while those certificates are outstanding, then to the Class B-3 Certificates while those certificates are still outstanding, and so forth) and second, to the Class A-1 and Class A-2 Certificates, pro-rata. In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a mortgage loan will be applied first to outstanding expenses incurred with respect to such mortgage loan, then to accrued, unpaid interest, and finally to principal.

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

TERM SHEET

Sponsor’s Risk Retention	The Sponsor or one or more of its affiliates will initially purchase at least 5% of the aggregate Certificate Principal Amount of all of the certificates, which will include the Class B-4, Class B-5, Class R and Class LT-R Certificates. Thereafter, the Sponsor or one or more of its affiliates may or may not continue to retain certificates with an aggregate original Certificate Principal Amount at least equal to 5% of the aggregate original Certificate Principal Amount of the certificates. Once regulations governing sponsor/seller risk retention have been finalized and become effective, unless those regulations apply to Sequoia Mortgage Trust 2012-3 retroactively and require sponsors or sellers to retain a larger portion of the certificates than retained at that time, the Sponsor or one or more of its affiliates would not plan to increase their holdings of certificates as a response to the finalization of risk retention regulations..

Dispute Resolution	In the event there is a dispute arising from an unresolved repurchase request for a potential violation of any representation or warranty made at the time of closing by an Originator or the Seller, as applicable, such Originator or the Seller has agreed to submit to binding arbitration by a non-affiliated third party to resolve the dispute.

Clean-up Call	On any date on which the total stated principal balance of the mortgage loans has declined to less than 10% of the initial total stated principal balance of the mortgage loans as of the Cut-Off Date, subject to satisfaction of the conditions described in the pooling and servicing agreement, the Master Servicer will have the option to purchase all of the mortgage loans from the trust fund. The proceeds from such purchase will be distributed to the certificateholders in accordance with the Payment Priority.

Registration	The Offered Certificates will be issuable in book-entry form through DTC.

Federal Tax Treatment	The Securities Administrator, on behalf of the Trustee, will elect to treat all or a portion of the trust fund as one or more “real estate mortgage investment conduits” or “REMICs” for federal income tax purposes. The Class A-IO1 and Class A-IO2 Certificates will, and certain of the remaining Classes of Offered Certificates may, be issued with original issue discount for federal income tax purposes.

ERISA Considerations	The Class A-1, Class A-2 and Class A-IO2 Certificates will be placed by an underwriter. Each beneficial owner of Class A-1, Class A-2 and Class A-IO2 Certificates or any interest therein (and each beneficial owner of Class A-IO1, Class B-1, Class B-2 and Class B-3 Certificates or any interest therein that is placed by an underwriter) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan investor; (ii) it has acquired and is holding such certificates in reliance on the Underwriter Exemption, and it understands that there are certain conditions to the availability of the Underwriter Exemption, including that such certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Moody’s, Fitch, DBRS Limited or DBRS Inc.; or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

TERM SHEET

SMMEA Treatment	The Class A-1, the Class A-2, the Class A-IO1, the Class A-IO2 and the Class B-1 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency.

Stated Final Maturity Date	The Distribution Date in July 2042. The actual final Distribution Date could be substantially earlier.

Record Date	For the first Distribution Date, the closing date. For any other Distribution Date, the last business day of the calendar month preceding the related Distribution Date.

Diligence Review of Mortgage Loans

The Sponsor, prior to including the mortgage loans in the mortgage pool, engaged two third-party loan review firms to conduct the review of the mortgage loans as summarized below.

Credit and Compliance Review

The third party review firms conducted a credit and compliance review of approximately 77% (by number of mortgage loans) of the mortgage loans. The review consisted of a review of the documentation in each Originator’s loan files relating to the creditworthiness of the borrowers, and an assessment of whether the characteristics of the mortgage loans and the borrowers reasonably conformed to the underwriting guidelines previously provided to the Sponsor. The third party review firms also reviewed exceptions to the underwriting guidelines that were permitted by each Originator and related compensating factors for those mortgage loans.

Appraisal Review

The third party review firms reviewed approximately 77% (by number of mortgage loans) of the appraisals for the mortgaged properties obtained in connection with the origination of the mortgage loans to assess compliance with the Originators’ appraisal guidelines and standards in effect at the time of origination. In some cases, the review included the review of a Limited Desktop Appraisal Analysis (LDAA) to determine whether there was support for the reasonableness of the original appraised value, including comparisons to publicly available market data.

Rights of Controlling Holder	The Controlling Holder will have the right, in its sole discretion, to pursue an action (a) in respect of an alleged breach by an Originator of a representation and warranty relating to the characteristics of the mortgage loans or (b) if any mortgage loan document required to be delivered to the Trustee or the Custodian is found to be missing or defective in any material respect and the originator does not cure such defect within the period specified in the related servicing agreement.

Default Oversight	The Master Servicer will have oversight over certain matters relating to the servicing of defaulted mortgage loans including, but not limited to, approving certain loan modifications, reviewing environmental reports relating to foreclosed properties to determine whether to proceed with a foreclosure, approving certain actions relating to the management of REO property and approving the release of the original borrower in connection with loan assumptions.

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

TERM SHEET

Substitution Amount	For any month in which an Originator substitutes one or more qualified substitute mortgage loans for one or more deleted mortgage loans as a result of a breach of a representation or warranty with respect to a mortgage loan, the amount by which the aggregate purchase price of all of the deleted mortgage loans exceeds the aggregate stated principal balance of the qualified substitute mortgage loans, together with one month’s interest at the net mortgage rate.

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

PRELIMINARY TERM SHEET

Collateral Summary
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$293,590,498.70	$299,193.94	$2,318,509.77

Number of Mortgage Loans:	331

30 Year Fixed Rate Percentage:	100%

Average Scheduled Principal Balance:	886,980.36

Weighted Average Gross Mortgage Rate:	4.466%	3.850%	5.125%

Weighted Average Seasoning:	2 months	0 months	10 months

Weighted Average Original LTV Ratio:	67.07%	7.79%	80.00%

Weighted Average Original Combined LTV Ratio(1):	68.73%	7.79%	80.00%

Weighted Average Original Credit Score:	768	672	815

Weighted Average Original Debt-to-Income Ratio:	29.38%	2.13%	48.63%

Original Interest Only (10 Years) Loans Percentage:	5.17%

Weighted Average Original Term to Maturity:	360 months	360 months	360 months

Weighted Average Remaining Term to Maturity:	358 months	350 months	360 months

First Lien Percentage at Origination:	100%

Loans with Seconds at Origination:	13.68%

(1) The weighted average combined loan-to-value ratio of the mortgage loans at origination was approximately 68.73%. The original combined loan-to-value was calculated using the full lien amount (drawn and undrawn) for the second mortgage. Using only the drawn amount of the second mortgage at the time of origination, the original combined loan-to-value ratio would have been approximately 68.68%.

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Fixed 30 Year	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

Principal Balances of the Mortgage Loans at Origination
Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
300,000.00 - 400,000.00	2	639,193.94	0.22	319,596.97	4.427	782	75.59	75.59
400,000.01 - 500,000.00	12	5,566,815.68	1.90	463,901.31	4.523	753	70.02	70.02
500,000.01 - 600,000.00	41	22,885,625.25	7.80	558,185.98	4.588	766	70.36	70.55
600,000.01 - 700,000.00	58	38,283,564.72	13.04	660,061.46	4.551	769	69.13	70.41
700,000.01 - 800,000.00	49	36,795,792.60	12.53	750,934.54	4.567	764	67.87	68.46
800,000.01 - 900,000.00	38	32,378,207.78	11.03	852,058.10	4.518	770	70.63	72.26
900,000.01 - 1,000,000.00	59	56,703,997.62	19.31	961,084.71	4.447	772	63.02	65.27
1,000,000.01 - 1,100,000.00	14	14,779,788.25	5.03	1,055,699.16	4.404	752	64.49	69.35
1,100,000.01 - 1,200,000.00	12	13,833,652.33	4.71	1,152,804.36	4.342	765	69.28	69.28
1,200,000.01 - 1,300,000.00	7	8,763,077.90	2.98	1,251,868.27	4.492	782	68.59	70.92
1,300,000.01 - 1,400,000.00	8	10,642,399.79	3.62	1,330,299.97	4.408	774	66.79	69.37
1,400,000.01 - 1,500,000.00	12	17,713,052.77	6.03	1,476,087.73	4.368	756	62.25	64.87
1,500,000.01 - 1,600,000.00	1	1,569,328.54	0.53	1,569,328.54	4.400	743	58.51	62.22
1,600,000.01 - 1,700,000.00	7	11,537,122.20	3.93	1,648,160.31	4.384	766	65.71	67.22
1,700,000.01 - 1,800,000.00	2	3,486,386.90	1.19	1,743,193.45	4.177	779	50.08	50.08
1,900,000.01 - 2,000,000.00	8	15,693,982.66	5.35	1,961,747.83	4.259	784	73.19	75.13
2,300,000.01 - 2,400,000.00	1	2,318,509.77	0.79	2,318,509.77	4.150	791	59.87	65.00
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

The average principal balance of the mortgage loans at origination was approximately $889,969.35.

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date
Range of Current Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
299,193.94 - 300,000.00	1	299,193.94	0.10	299,193.94	4.400	763	70.58	70.58
300,000.01 - 400,000.00	1	340,000.00	0.12	340,000.00	4.450	798	80.00	80.00
400,000.01 - 500,000.00	12	5,566,815.68	1.90	463,901.31	4.523	753	70.02	70.02
500,000.01 - 600,000.00	41	22,885,625.25	7.80	558,185.98	4.588	766	70.36	70.55
600,000.01 - 700,000.00	59	38,982,661.48	13.28	660,723.08	4.550	768	68.03	69.29
700,000.01 - 800,000.00	48	36,096,695.84	12.29	752,014.50	4.569	765	69.03	69.63
800,000.01 - 900,000.00	40	34,157,879.32	11.63	853,946.98	4.508	770	70.21	71.98
900,000.01 - 1,000,000.00	57	54,924,326.08	18.71	963,584.67	4.451	772	63.04	65.22
1,000,000.01 - 1,100,000.00	14	14,779,788.25	5.03	1,055,699.16	4.404	752	64.49	69.35
1,100,000.01 - 1,200,000.00	12	13,833,652.33	4.71	1,152,804.36	4.342	765	69.28	69.28
1,200,000.01 - 1,300,000.00	8	10,059,770.35	3.43	1,257,471.29	4.542	778	68.77	70.80
1,300,000.01 - 1,400,000.00	7	9,345,707.34	3.18	1,335,101.05	4.343	776	66.34	69.29
1,400,000.01 - 1,500,000.00	12	17,713,052.77	6.03	1,476,087.73	4.368	756	62.25	64.87
1,500,000.01 - 1,600,000.00	1	1,569,328.54	0.53	1,569,328.54	4.400	743	58.51	62.22
1,600,000.01 - 1,700,000.00	7	11,537,122.20	3.93	1,648,160.31	4.384	766	65.71	67.22
1,700,000.01 - 1,800,000.00	2	3,486,386.90	1.19	1,743,193.45	4.177	779	50.08	50.08
1,900,000.01 - 2,000,000.00	8	15,693,982.66	5.35	1,961,747.83	4.259	784	73.19	75.13
2,300,000.01 - 2,400,000.00	1	2,318,509.77	0.79	2,318,509.77	4.150	791	59.87	65.00
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

The average principal balance of the mortgage loans as of the Cut-Off date was approximately $886,980.36.

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Gross Mortgage Rates of the Mortgage Loans as of the Cut-off Date
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
3.751 - 4.000	3	4,002,842.04	1.36	1,334,280.68	3.935	779	61.04	61.04
4.001 - 4.250	66	69,041,721.95	23.52	1,046,086.70	4.182	764	65.21	68.93
4.251 - 4.500	133	121,449,424.27	41.37	913,153.57	4.425	770	65.09	66.36
4.501 - 4.750	90	70,047,778.59	23.86	778,308.65	4.668	770	70.38	70.90
4.751 - 5.000	38	28,482,082.06	9.70	749,528.48	4.890	764	72.56	73.94
5.001 - 5.250	1	566,649.79	0.19	566,649.79	5.125	730	75.00	75.00
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

The weighted average gross mortgage rate of the mortgage loans as of the Cut-off date was approximately 4.466%.

Seasoning of the Mortgage Loans as of the Cut-off Date
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
0	29	23,195,995.00	7.90	799,861.90	4.436	763	68.67	69.32
1	92	77,020,896.18	26.23	837,183.65	4.498	771	68.17	69.23
2	103	89,651,130.74	30.54	870,399.33	4.469	770	66.54	68.11
3	55	50,354,185.25	17.15	915,530.64	4.472	761	67.32	69.09
4	12	9,944,241.97	3.39	828,686.83	4.577	744	70.74	72.38
5	20	20,879,044.40	7.11	1,043,952.22	4.393	774	64.25	68.49
6	15	16,710,374.50	5.69	1,114,024.97	4.344	778	66.40	69.73
7	2	1,934,147.14	0.66	967,073.57	4.625	796	69.38	69.38
8	1	1,729,834.08	0.59	1,729,834.08	3.850	775	65.17	65.17
10	2	2,170,649.44	0.74	1,085,324.72	4.811	754	42.02	42.02
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

The weighted average seasoning of the mortgage loans as of the Cut-off date was approximately 2 months.

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
7.79 to 10.00	1	699,096.76	0.24	699,096.76	4.500	728	7.79	7.79
20.01 to 25.00	1	699,098.94	0.24	699,098.94	4.625	780	25.00	25.00
25.01 to 30.00	2	1,650,239.66	0.56	825,119.83	4.230	742	26.49	38.11
30.01 to 35.00	6	5,602,513.42	1.91	933,752.24	4.453	745	31.13	36.75
35.01 to 40.00	9	8,597,510.48	2.93	955,278.94	4.438	778	37.72	42.78
40.01 to 45.00	6	6,453,995.81	2.20	1,075,665.97	4.338	769	42.84	42.84
45.01 to 50.00	13	11,341,654.86	3.86	872,434.99	4.388	757	48.23	59.13
50.01 to 55.00	15	15,020,411.67	5.12	1,001,360.78	4.364	769	52.98	57.87
55.01 to 60.00	33	31,289,280.75	10.66	948,160.02	4.378	765	58.59	60.98
60.01 to 65.00	32	28,482,049.51	9.70	890,064.05	4.468	771	63.43	64.80
65.01 to 70.00	38	39,204,004.00	13.35	1,031,684.32	4.446	766	68.61	70.38
70.01 to 75.00	69	56,861,590.95	19.37	824,081.03	4.546	772	74.04	74.26
75.01 to 80.00	106	87,689,051.89	29.87	827,255.21	4.496	770	79.45	79.45
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

The weighted average loan-to-value ratio of the mortgage loans at origination was approximately 67.07%.

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Combined Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Combined Loan-to- Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
7.79 to 10.00	1	699,096.76	0.24	699,096.76	4.500	728	7.79	7.79
20.01 to 25.00	1	699,098.94	0.24	699,098.94	4.625	780	25.00	25.00
25.01 to 30.00	1	653,000.00	0.22	653,000.00	4.200	785	27.78	27.78
30.01 to 35.00	4	3,753,056.73	1.28	938,264.18	4.508	747	30.97	30.97
35.01 to 40.00	6	5,934,604.30	2.02	989,100.72	4.486	784	37.52	37.52
40.01 to 45.00	7	7,451,235.47	2.54	1,064,462.21	4.326	761	40.54	43.11
45.01 to 50.00	8	6,487,974.33	2.21	810,996.79	4.384	757	43.95	47.75
50.01 to 55.00	14	12,470,254.77	4.25	890,732.48	4.368	772	50.19	53.03
55.01 to 60.00	28	23,660,328.32	8.06	845,011.73	4.419	759	57.60	58.54
60.01 to 65.00	35	34,639,475.71	11.80	989,699.31	4.415	772	61.59	63.61
65.01 to 70.00	37	37,786,622.74	12.87	1,021,260.07	4.456	763	66.19	68.56
70.01 to 75.00	74	63,101,906.20	21.49	852,728.46	4.536	773	72.72	74.16
75.01 to 80.00	115	96,253,844.43	32.79	836,989.95	4.479	769	78.04	79.44
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

The weighted average combined loan-to-value ratio of the mortgage loans at origination was approximately 68.73%. The original combined loan-to value was calculated using the full lien amount (drawn and undrawn) for the second mortgage. Using only the drawn amount of the second mortgage at the time of origination, the original combined loan-to-value ratio would have been approximately 68.68%

Credit Scores of the Mortgage Borrowers at Origination
Range of Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
672 to 700	4	4,519,828.21	1.54	1,129,957.05	4.331	687	67.54	71.38
701 to 720	19	15,386,900.80	5.24	809,836.88	4.448	710	62.44	66.30
721 to 740	43	34,616,094.35	11.79	805,025.45	4.495	731	65.51	67.31
741 to 760	48	43,150,137.47	14.70	898,961.20	4.435	753	65.47	67.38
761 to 780	85	75,862,078.34	25.84	892,495.04	4.497	770	68.95	69.85
781 to 800	93	85,127,720.05	29.00	915,351.83	4.464	789	66.82	68.56
801 to 815	39	34,927,739.48	11.90	895,583.06	4.437	806	69.09	70.48
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

The weighted average credit score of the mortgage loans at origination was approximately 768.

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Documentation Type of the Mortgage loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Two Years Income with Assets	330	293,024,895.89	99.81	887,954.23	4.465	768	67.06	68.72
One Year Income with Assets	1	565,602.81	0.19	565,602.81	4.875	808	71.32	71.32
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

Monthly Income of the Mortgage Borrower at Origination
Range of Monthly Income ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
7,965.34 to 10,000.00	8	4,709,387.15	1.60	588,673.39	4.512	770	66.30	67.91
10,000.01 to 20,000.00	89	61,862,691.12	21.07	695,086.42	4.506	773	71.23	71.80
20,000.01 to 30,000.00	106	86,281,833.88	29.39	813,979.56	4.530	767	67.68	68.53
30,000.01 to 40,000.00	47	47,859,582.57	16.30	1,018,288.99	4.426	765	64.77	67.62
40,000.01 to 50,000.00	32	33,684,237.28	11.47	1,052,632.41	4.445	764	64.48	66.50
50,000.01 to 60,000.00	15	20,437,396.41	6.96	1,362,493.09	4.324	775	67.13	69.86
60,000.01 to 70,000.00	4	3,314,354.41	1.13	828,588.60	4.503	774	68.11	68.11
70,000.01 to 80,000.00	5	6,413,381.08	2.18	1,282,676.22	4.371	767	70.83	71.74
80,000.01 to 90,000.00	2	1,733,000.00	0.59	866,500.00	4.517	761	63.03	63.03
90,000.01 to 100,000.00	9	9,612,760.27	3.27	1,068,084.47	4.386	757	65.67	73.24
100,000.01 to 200,000.00	10	12,502,884.43	4.26	1,250,288.44	4.301	776	64.23	66.81
200,000.01 to 300,000.00	3	3,682,948.07	1.25	1,227,649.36	4.587	762	47.60	47.60
700,001.00 to 800,000.00	1	1,496,042.03	0.51	1,496,042.03	4.500	768	60.00	60.00
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

The weighted average monthly income of the mortgage borrower at origination was approximately $45,238.05.

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Debt-to-Income Ratio of the Mortgage Loans at Origination
Range of Debt-to- Income Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
2.13 - 5.00	3	3,521,267.50	1.20	1,173,755.83	4.381	778	57.83	57.83
5.01 - 10.00	7	6,484,451.62	2.21	926,350.23	4.479	765	59.85	63.00
10.01 - 15.00	25	27,028,693.61	9.21	1,081,147.74	4.449	766	67.24	70.34
15.01 - 20.00	27	24,812,085.16	8.45	918,966.12	4.400	774	64.96	66.36
20.01 - 25.00	44	38,117,462.15	12.98	866,305.96	4.420	771	67.70	68.68
25.01 - 30.00	48	41,684,783.74	14.20	868,432.99	4.443	769	68.28	69.80
30.01 - 35.00	51	45,891,149.90	15.63	899,826.47	4.468	769	67.58	69.34
35.01 - 40.00	55	49,104,763.24	16.73	892,813.88	4.466	767	68.23	70.17
40.01 - 45.00	60	48,030,665.76	16.36	800,511.10	4.546	764	66.97	68.46
45.01 - 50.00	11	8,915,176.02	3.04	810,470.55	4.578	770	64.46	64.46
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

The weighted average debt-to-income ratio of the mortgage loans at origination was approximately 29.38%.

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Verified Assets of the Mortgage Borrower at Origination
Range of Assets Verified ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
26,949.38 to 50,000.00	13	8,628,600.10	2.94	663,738.47	4.649	766	74.74	74.74
50,000.01 to 100,000.00	32	23,881,170.93	8.13	746,286.59	4.574	766	70.97	71.96
100,000.01 to 150,000.00	40	32,942,604.21	11.22	823,565.11	4.553	770	69.41	69.82
150,000.01 to 200,000.00	44	36,147,951.43	12.31	821,544.35	4.557	776	71.71	73.50
200,000.01 to 250,000.00	22	18,638,250.59	6.35	847,193.21	4.559	766	65.98	65.98
250,000.01 to 300,000.00	19	16,839,490.68	5.74	886,288.98	4.417	773	63.31	65.97
300,000.01 to 350,000.00	15	12,434,005.80	4.24	828,933.72	4.490	778	69.10	73.79
350,000.01 to 400,000.00	16	14,109,427.43	4.81	881,839.21	4.418	770	69.05	70.06
400,000.01 to 450,000.00	17	15,570,613.20	5.30	915,918.42	4.467	767	67.28	67.28
450,000.01 to 500,000.00	10	8,064,674.72	2.75	806,467.47	4.428	772	67.31	69.34
500,000.01 to 550,000.00	7	6,596,772.85	2.25	942,396.12	4.498	774	68.91	68.91
550,000.01 to 600,000.00	4	3,975,873.80	1.35	993,968.45	4.387	781	69.74	69.74
600,000.01 to 650,000.00	1	1,096,963.62	0.37	1,096,963.62	4.250	747	60.10	80.00
650,000.01 to 700,000.00	4	3,747,532.50	1.28	936,883.13	4.552	730	75.13	75.13
700,000.01 to 750,000.00	5	4,923,009.28	1.68	984,601.86	4.362	768	64.48	67.17
750,000.01 to 800,000.00	5	4,988,283.76	1.70	997,656.75	4.228	763	71.45	71.45
800,000.01 to 850,000.00	4	3,369,370.91	1.15	842,342.73	4.553	788	74.95	74.95
850,000.01 to 900,000.00	4	3,772,157.34	1.28	943,039.33	4.581	784	60.50	61.82
900,000.01 to 950,000.00	2	2,273,107.84	0.77	1,136,553.92	4.176	758	56.32	56.32
950,000.01 to 1,000,000.00	1	299,193.94	0.10	299,193.94	4.400	763	70.58	70.58
1,000,000.01 to 26,135,842.01	66	71,291,443.77	24.28	1,080,173.39	4.340	762	61.29	64.26
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

The weighted average verified assets of the mortgage borrowers at origination was approximately $932,822.36.

Self-Employment Status of the Mortgage Borrower at Origination
Self-Employed Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Not Self-Employed	231	199,069,518.71	67.81	861,772.81	4.446	768	67.61	69.54
Self-Employed	100	94,520,979.99	32.19	945,209.80	4.508	768	65.92	67.02
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Interest Only Term of the Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	316	278,411,398.70	94.83	881,048.73	4.472	768	67.17	68.82
120	15	15,179,100.00	5.17	1,011,940.00	4.340	771	65.27	67.12
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

Occupancy Type of the Mortgage Loans
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Owner-Occupied	311	276,351,118.55	94.13	888,588.81	4.461	768	67.12	68.88
Second Home	14	11,477,716.03	3.91	819,836.86	4.545	784	68.53	68.53
Investment Property	6	5,761,664.12	1.96	960,277.35	4.527	766	61.80	61.80
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Rate Term Refinance	155	139,639,205.80	47.56	900,898.10	4.469	771	63.50	65.93
Purchase	151	129,905,728.99	44.25	860,302.84	4.467	769	72.65	73.42
Cash Out Refinance	25	24,045,563.91	8.19	961,822.56	4.442	750	57.65	59.64
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Property Type of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Single Family Detached	233	215,863,933.49	73.53	926,454.65	4.452	768	66.11	68.10
PUD	68	50,994,075.53	17.37	749,912.88	4.576	768	70.94	71.16
Condo	18	17,346,104.19	5.91	963,672.45	4.381	769	68.07	70.34
Two-Four Family	7	6,475,617.47	2.21	925,088.21	4.286	780	70.75	71.91
Co-Op	5	2,910,768.02	0.99	582,153.60	4.460	771	55.93	55.93
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Geographic Concentration of the Mortgage Loans (States)
State	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
California	139	144,516,917.12	49.22	1,039,690.05	4.410	769	65.51	67.78
Texas	50	37,084,317.53	12.63	741,686.35	4.573	766	70.09	70.21
New York	16	15,591,123.05	5.31	974,445.19	4.294	769	63.07	64.88
Washington	17	12,398,695.23	4.22	729,335.01	4.577	770	74.92	74.92
Massachusetts	14	11,319,116.22	3.86	808,508.30	4.385	769	63.68	68.83
Connecticut	11	10,139,839.93	3.45	921,803.63	4.495	762	65.58	69.75
Florida	13	9,667,656.30	3.29	743,665.87	4.591	754	66.30	66.81
Illinois	9	6,932,159.20	2.36	770,239.91	4.588	772	69.75	69.75
Maryland	6	4,569,245.17	1.56	761,540.86	4.563	766	60.37	60.37
Colorado	5	3,915,550.24	1.33	783,110.05	4.487	782	67.61	67.61
Georgia	5	3,689,757.99	1.26	737,951.60	4.769	768	67.08	67.08
Oregon	6	3,579,757.87	1.22	596,626.31	4.559	781	70.49	70.49
Michigan	4	3,494,295.24	1.19	873,573.81	4.460	775	72.25	72.25
Arizona	4	3,199,544.38	1.09	799,886.09	4.542	778	73.69	73.69
New Jersey	4	2,941,395.37	1.00	735,348.84	4.268	769	69.21	69.21
Utah	3	2,730,639.87	0.93	910,213.29	4.592	751	74.03	74.03
Nevada	3	2,449,696.52	0.83	816,565.51	4.786	765	75.88	75.88
Virginia	3	2,153,386.93	0.73	717,795.64	4.546	768	67.15	67.15
Wisconsin	2	2,036,791.89	0.69	1,018,395.94	4.375	769	62.21	62.21
Tennessee	3	1,889,240.81	0.64	629,746.94	4.762	759	77.41	77.41
North Carolina	2	1,523,962.51	0.52	761,981.26	4.671	764	77.84	77.84
Idaho	3	1,435,479.37	0.49	478,493.12	4.519	737	78.37	78.37
Ohio	2	1,400,897.25	0.48	700,448.63	4.578	791	77.73	77.73
Indiana	1	991,317.24	0.34	991,317.24	4.375	792	53.72	53.72
Vermont	1	822,803.33	0.28	822,803.33	4.450	748	75.00	75.00
Alabama	1	696,788.32	0.24	696,788.32	4.625	782	79.48	79.48
Pennsylvania	1	679,084.03	0.23	679,084.03	4.375	788	80.00	80.00
District of Columbia	1	643,419.02	0.22	643,419.02	4.250	786	47.12	80.00
New Mexico	1	597,620.77	0.20	597,620.77	4.500	798	47.05	47.05
Kansas	1	500,000.00	0.17	500,000.00	4.875	736	80.00	80.00
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Geographic Concentration of the Mortgage Loans (Top 10 Cities)
City	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
San Francisco, CA	13	16,033,960.78	5.46	1,233,381.60	4.291	780	66.19	68.81
Dallas, TX	14	10,862,352.44	3.70	775,882.32	4.575	768	67.31	67.31
Los Angeles, CA	7	7,528,229.47	2.56	1,075,461.35	4.471	764	66.86	66.86
Hillsborough, CA	4	6,079,092.47	2.07	1,519,773.12	4.125	753	61.30	70.38
Seattle, WA	7	5,508,848.70	1.88	786,978.39	4.557	779	77.76	77.76
Houston, TX	6	5,216,703.80	1.78	869,450.63	4.519	750	72.34	72.34
San Diego, CA	6	5,096,752.31	1.74	849,458.72	4.235	772	66.47	68.36
New York, NY	5	4,168,782.28	1.42	833,756.46	4.368	781	60.20	60.20
Danville, CA	4	3,859,169.89	1.31	964,792.47	4.363	750	71.88	73.63
San Anselmo, CA	3	3,696,538.69	1.26	1,232,179.56	4.266	766	67.45	69.65
Other	262	225,540,067.87	76.82	860,839.95	4.490	768	66.95	68.57
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

Original Term to Maturity of the Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
360	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

The weighted average original term to maturity of the mortgage loans was approximately 360 months.

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Remaining Term to Maturity of the Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
350	2	2,170,649.44	0.74	1,085,324.72	4.811	754	42.02	42.02
352	1	1,729,834.08	0.59	1,729,834.08	3.850	775	65.17	65.17
353	2	1,934,147.14	0.66	967,073.57	4.625	796	69.38	69.38
354	15	16,710,374.50	5.69	1,114,024.97	4.344	778	66.40	69.73
355	20	20,879,044.40	7.11	1,043,952.22	4.393	774	64.25	68.49
356	12	9,944,241.97	3.39	828,686.83	4.577	744	70.74	72.38
357	55	50,354,185.25	17.15	915,530.64	4.472	761	67.32	69.09
358	103	89,651,130.74	30.54	870,399.33	4.469	770	66.54	68.11
359	92	77,020,896.18	26.23	837,183.65	4.498	771	68.17	69.23
360	29	23,195,995.00	7.90	799,861.90	4.436	763	68.67	69.32
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

The weighted average remaining term to maturity of the mortgage loans as of the Cut-off date was approximately 358 months.

Prepayment Penalty Term of the Mortgage Loans at Origination
Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	228	183,777,044.53	62.60	806,039.67	4.577	769	68.49	69.17
24	1	1,000,000.00	0.34	1,000,000.00	4.300	755	40.01	40.01
36	2	1,990,997.44	0.68	995,498.72	4.350	712	80.00	80.00
60	100	106,822,456.73	36.38	1,068,224.57	4.278	767	64.64	68.03
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Originator of the Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
First Republic Bank	105	111,610,256.82	38.02	1,062,954.83	4.285	766	64.47	68.15
Other	76	61,215,293.31	20.85	805,464.39	4.532	770	70.02	70.34
Prime Lending	62	49,383,959.91	16.82	796,515.48	4.559	768	69.00	69.09
United Shore Mortgage	38	28,891,736.52	9.84	760,308.86	4.588	772	70.18	70.18
Flagstar Bank, F.S.B.	31	27,203,545.20	9.27	877,533.72	4.635	768	64.36	65.51
PHH Mortgage Corporation	19	15,285,706.94	5.21	804,510.89	4.687	770	66.86	68.30
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

Channel of the Mortgage Loans
Channel	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Retail	283	254,743,117.16	86.77	900,152.36	4.443	768	66.98	68.76
Broker	32	24,866,637.51	8.47	777,082.42	4.567	771	68.45	69.02
Correspondent	16	13,980,744.03	4.76	873,796.50	4.706	763	66.16	67.70
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

Servicer of the Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Cenlar FSB	207	166,694,534.94	56.78	805,287.61	4.566	769	68.82	69.15
First Republic Bank	105	111,610,256.82	38.02	1,062,954.83	4.285	766	64.47	68.15
PHH Mortgage Corporation	19	15,285,706.94	5.21	804,510.89	4.687	770	66.86	68.30
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date

Lien Position of the Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
First	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Loans with Seconds at Origination
Loans with Seconds at Origination	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	295	253,418,981.44	86.32	859,047.39	4.490	769	68.89	68.89
Has Silent Second	36	40,171,517.26	13.68	1,115,875.48	4.314	762	55.61	67.73
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

Mortgage Insurance Status of the Mortgage Loans at Origination
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
No Mortgage Insurance	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

Origination Date of the Mortgage Loans
Origination Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
July 2011	2	2,170,649.44	0.74	1,085,324.72	4.811	754	42.02	42.02
September 2011	1	1,729,834.08	0.59	1,729,834.08	3.850	775	65.17	65.17
October 2011	3	2,478,807.70	0.84	826,269.23	4.609	792	67.32	67.32
November 2011	12	13,594,244.12	4.63	1,132,853.68	4.340	779	70.04	72.15
December 2011	23	24,295,970.91	8.28	1,056,346.56	4.387	772	61.49	66.91
January 2012	14	12,241,283.70	4.17	874,377.41	4.485	751	70.52	71.74
February 2012	55	49,776,582.65	16.95	905,028.78	4.489	760	67.54	69.30
March 2012	104	91,800,147.48	31.27	882,693.73	4.459	771	67.34	69.11
April 2012	85	69,997,516.00	23.84	823,500.19	4.504	769	67.40	68.07
May 2012	32	25,505,462.62	8.69	797,045.71	4.468	768	68.56	69.16
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

     This is an indicative Term Sheet. All terms and statements are subject to change.

Sequoia Mortgage Trust 2012-3

Mortgage Pass-Through Certificates, Series 2012-3

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Maturity Date of the Mortgage Loans
Maturity Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
August 2041	2	2,170,649.44	0.74	1,085,324.72	4.811	754	42.02	42.02
October 2041	1	1,729,834.08	0.59	1,729,834.08	3.850	775	65.17	65.17
November 2041	2	1,934,147.14	0.66	967,073.57	4.625	796	69.38	69.38
December 2041	15	16,710,374.50	5.69	1,114,024.97	4.344	778	66.40	69.73
January 2042	20	20,879,044.40	7.11	1,043,952.22	4.393	774	64.25	68.49
February 2042	12	9,944,241.97	3.39	828,686.83	4.577	744	70.74	72.38
March 2042	55	50,354,185.25	17.15	915,530.64	4.472	761	67.32	69.09
April 2042	103	89,651,130.74	30.54	870,399.33	4.469	770	66.54	68.11
May 2042	92	77,020,896.18	26.23	837,183.65	4.498	771	68.17	69.23
June 2042	29	23,195,995.00	7.90	799,861.90	4.436	763	68.67	69.32
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

Delinquency Status of the Mortgage Loans
Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Current	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

Historical Delinquency of the Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Never Delinquent	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73
Total:	331	293,590,498.70	100.00	886,980.36	4.466	768	67.07	68.73

     This is an indicative Term Sheet. All terms and statements are subject to change.

- 37 -